SIRE

Southwest Iowa Renewable Energy LLC

Farmers Fueling Our Future

www.SIREethanol.com

April 3, 2008

ANNUAL MEMBERS MEETING

Financial Summary

Cindy Patterson, CFO

Contains forward-looking statements. For important factors that may cause actual results to be materially different see SIRE's Form 10, on file with the SEC and posted on our website.

Balance Sheet

Assets

CURRENT ASSETS	
Cash and Prepaid Expenses	$ 1,285,865
Total current assets	**1,285,865**
PROPERTY AND EQUIPMENT	
Land and Equipment	$ 2,150,282
Construction in Progress	**94,235,706**
	96,385,988
Accumulated depreciation	(10,661)
	96,375,327
OTHER ASSETS	
Cash held for Construction & Financing Costs	$ 4,675,495
	4,675,495
TOTAL ASSESTS	**$ 102,336,687**

Balance Sheet
Liabilities and Members' Equity

CURRENT LIABILITIES	
Accounts Payable & Accrued Expenses	$ 24,600,323
Current maturities of long term debt	$ 1,298,250
Total current liabilities	25,898,573
LONG-TERM DEBT, less current maturities	$ 168,333
MEMBERS' EQUITY	
Members' capital	76,474,111
(Deficit) accumulated during the development stage	$ (204,330)
	76,269,781
TOTAL LIABILITIES AND MEMBERS'S EQUITY	**$ 102,336,687**

Statement of Operations

Revenues	$	--------
General and Administrative expenses		3,741,356
(Loss) before other income		**(3,741,356)**
Other income and (expense):		
Grant and Miscellaneous Income (Expenses)	$	200,953
Interest Income		3,336,073
		3,537,026
Net Income (loss)	**$**	**(204,330)**

Statement of Cash Flow

CASH FLOWS FROM OPERATING ACTIVITIES	
Net income (loss)	$ (204,330)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:	
Non-cash transactions	44,745
Changes in working capital components	$ 147,255
Net cash provided by (used in) operating activities	$ (12,330)
CASH FLOWS FROM INVESTING ACTIVITIES	
Purchase of property and equipment	$ (73,427,795)
(Increase) Decrease in cash for construction	1,871,461
Proceeds from sale of property and equipment	1,417,810
Net cash (used in) investing activities	$ (73,881,446)

Statement of Cash Flows

Proceeds from issuance of membership units	**$ 75,654,000**
(Payments) Refund of financing costs	(1,844,034)
Payment for offering costs	(139,889)
Proceeds from long-term borrowings	1,483,250
Payments of long-term borrowers	$ (16,667)
Net cash provided by (used in) financing activities	**75,136,660**
Net increase (decrease) in cash and cash equivalents	1,242,884
CASH AND CASH EQUILAVENTS	
Beginning	----
Ending	$ 1,242,884

SEC Reporting Entity

- In 2007 SIRE was required to register with the Securities and Exchange Commission as a public reporting company.

  - SIRE is not a publicly traded company.

SEC Reporting Entity

- With this registration SIRE must comply with SEC reporting requirements
  - SIRE is required to communicate with all members in the same manner
  - Any investor communications are released to all investors at the same time

A link to SIRE's SEC filings and reports is provided on the SIRE Website. www.sec.gov/edgar

K-1 Issues (estimated timeline)

SIRE Fiscal Yr End	Complete financials, audit financials and review of 10K Annual Report	10K Filed w/SEC	Prepare 1st Quarter Financials, reviewed by audit firm	Tax Return completed and reviewed	K-1's Mailed
Sept 30th	Sept thru Dec	Dec 29th	Jan 15th	Feb 1st	Feb 15th

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

Source of Funds

Equity:	
Member Equity	**$ 75,654,000**
Bridge Loan (To be replaced with Equity)	**$ 34,100,000**
Other:	
Interest, Grant and Other Income	$ 3,881,389
Total Equity And Other	**$ 113,635,389**
Debt:	
Term Debt	$111,000,000
Total	**$ 224,635,389**

BRIDGE LOAN

- Construction Short Fall of $34M
- Temporary loan with maturity of March 1, 2009
- Secured by Letters of Credit from SIRE's two partners
  - Bunge
  - ICM
  - In the unlikely event the bridge loan is not replaced with equity by 3/1/09 the letters of credit would be converted to shares valued at $3,000 per unit
  - The price was established as an incentive for SIRE to secure equity.

Neither Bunge or ICM's business plans include majority ownership of ethanol plants. SIRE, nor it's partners, want this conversion to occur.

SIRE

Southwest Iowa Renewable Energy LLC

Farmers Fueling Our Future

www.SIREethanol.com

April 3, 2008

ANNUAL SHAREHOLDERS MEETING